SCHEDULE A

FEDERAL HOME LOAN BANK OF DES MOINES

								Next
				Next	Call	Call	Rate Type/	Call/
Trade		Settlement	Maturity	Pay	Type	Style	Rate Sub-Type	Amort	Coupon
Date	Cusip	Date	Date	Date	(1)	(2)	(3) (4)	Date	Percent	Bank Par
03/05/2008	3133XQAL6	03/19/2008	12/19/2011	09/19/2008	Optional Principal	European	Fixed Constant	03/19/2009	3.400	15,000,000
					Redemption
03/05/2008	3133XQAN2	03/17/2008	12/17/2010	09/17/2008	Optional Principal	European	Fixed Constant	03/17/2009	3.000	15,000,000
					Redemption
03/05/2008	3133XQAR3	03/10/2008	12/10/2010	06/10/2008	Optional Principal	European	Fixed Constant	12/10/2008	3.100	15,000,000
					Redemption
03/05/2008	3133XQAT9	03/17/2008	06/17/2011	09/17/2008	Optional Principal	European	Fixed Constant	03/17/2009	3.200	15,000,000
					Redemption
03/05/2008	3133XQ4C3	03/07/2008	03/09/2012	09/09/2008	Non-Callable	N/A	Fixed Constant	N/A	3.500	6,000,000
03/05/2008	3133XQBC5	03/07/2008	03/13/2015	09/13/2008	Non-Callable	N/A	Fixed Constant	N/A	4.125	1,600,000
03/05/2008	3133XQAL6	03/19/2008	12/19/2011	09/19/2008	Optional Principal	European	Fixed Constant	03/19/2009	3.400	10,000,000
					Redemption
03/05/2008	3133XQBK7	03/17/2008	09/17/2013	09/17/2008	Optional Principal	European	Fixed Constant	03/17/2009	4.040	15,000,000
					Redemption
03/05/2008	3133XQAR3	03/10/2008	12/10/2010	06/10/2008	Optional Principal	European	Fixed Constant	12/10/2008	3.100	10,000,000
					Redemption
03/05/2008	3133XQAT9	03/17/2008	06/17/2011	09/17/2008	Optional Principal	European	Fixed Constant	03/17/2009	3.200	10,000,000
					Redemption
03/06/2008	3133XQC34	03/18/2008	09/18/2013	09/18/2008	Optional Principal	European	Fixed Constant	03/18/2009	4.070	25,000,000
					Redemption
03/06/2008	3133XQC42	03/11/2008	03/11/2011	09/11/2008	Optional Principal	European	Fixed Constant	12/11/2008	3.250	25,000,000
					Redemption
03/06/2008	3133XQC91	03/17/2008	12/17/2010	06/17/2008	Optional Principal	European	Fixed Constant	12/17/2008	3.125	25,000,000
					Redemption
03/06/2008	3133XQC34	03/18/2008	09/18/2013	09/18/2008	Optional Principal	European	Fixed Constant	03/18/2009	4.070	10,000,000
					Redemption
03/06/2008	3133XPWW0	03/10/2008	03/11/2011	09/11/2008	Non-Callable	N/A	Fixed Constant	N/A	3.250	7,300,000
03/06/2008	3133XQC34	03/18/2008	09/18/2013	09/18/2008	Optional Principal	European	Fixed Constant	03/18/2009	4.070	15,000,000
					Redemption

(1)    Call Type Description:

Optional Principal Redemption bonds (callable bonds) may be redeemed by the Bank in whole or in part at its discretion on predetermined call dates, according to the terms of the bond.

Indexed Amortizing Notes (indexed principal redemption bonds) repay principal based on a predetermined amortization schedule or formula that is linked to the level of a certain index, according to the terms of the bond.

Scheduled Amortizing Notes repay principal based on a predetermined amortization schedule, according to the terms of the bond.

(2)    Call Style Description:

Indicates whether the consolidated obligation is redeemable at the option of the Bank, and if so redeemable, the type of redemption provision. The types of redemption provisions are:

American—redeemable continuously on and after the first redemption date and until maturity.

Bermudan—redeemable on specified recurring dates on and after the first redemption date, until maturity.

European—redeemable on a particular date only.

Canary—redeemable on specified recurring dates on and after the first redemption date until a specified date prior to maturity.

Multi-European—redeemable on particular dates only.

(3)    Rate Type Description:

Conversion bonds have coupons that convert from fixed to variable, or variable to fixed, or a mix of capped coupons and non-capped coupons, or from one variable type to another, or from one U.S. or other currency index to another, according to the terms of the bond.

Fixed bonds generally pay interest at constant or stepped fixed rates over the life of the bond, according to the terms of the bond.

Variable bonds may pay interest at different rates over the life of the bond, according to the terms of the bond.

(4)    Rate Sub-Type Description:

Constant bonds generally pay interest at fixed rates over the life of the bond, according to the terms of the bond.

Step Down bonds generally pay interest at decreasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Step Up bonds generally pay interest at increasing fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Step Up/Down bonds generally pay interest at various fixed rates for specified intervals over the life of the bond, according to the terms of the bond.

Zero Coupon bonds earn a fixed yield to maturity or the optional principal redemption date, according to the terms of the bond, with principal and interest paid at maturity or upon redemption to the extent exercised prior to maturity.

Capped Floater bonds have an interest rate that cannot exceed a stated or calculated ceiling, according to the terms of the bond.

Dual Index Floater bonds have an interest rate determined by two or more indices, according to the terms of the bond.

Levereraged/Deleveraged bonds pay interest based on a formula that includes an expressed multiplier, according to the terms of the bond: multiplier > 1 = leveraged, multiplier < 1 = deleveraged.

Inverse Floater bonds have an interest rate that increases as an index declines and decreases as an index rises, according to the terms of the bond.

Stepped Floater bonds pay interest based on an increasing spread over an index, according to the terms of the bond.

Range bonds may pay interest at different rates depending upon whether a specified index is inside or outside a specified range, according to the terms of the bond.

Single Index Floater bonds pay interest at a rate that increases as an index rises and decreases as an index declines, according to the terms of the bond.

Ratchet Floater bonds pay interest subject to increasing floors, according to the terms of the bond, such that subsequent coupons may not be lower than the previous coupon.